Exhibit 23.2














                          INDEPENDENT AUDITOR'S CONSENT





We consent to the incorporation by reference in this Registration Statement (File No. 333-22979) of Level 8
Systems, Inc. on Amendment No. 1 to Form S-3 of our report dated January 31, 1997, appearing in the Annual Report on form 10-K of Level 8 Systems, Inc. for the year ended
December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement of Level 8 Systems, Inc. listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




                               LURIE, BESIKOF, LAPIDUS & CO., LLP

Minneapolis, Minnesota

March 13, 1997